SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


- --------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DATE OF REPORT: June 25, 1996


- --------------------------------------------------------------------------------

                            FRANKLIN RESOURCES, INC.
                            ------------------------
                           (Exact Name of Registrant)



        Delaware                    0-6952                   13-2670991
- ------------------------     ---------------------         ---------------
(State of Incorporation)     (Commission File No.)         (IRS Employer
                                                           Identification
                                                           Number)



                            777 Mariners Island Blvd.
                           San Mateo, California 94404
                    ----------------------------------------
                    (Address of Principal Executive Offices)



                                 (415) 312-3000
                         -------------------------------
                         (Registrant's telephone number)

Item 5. Other Events.
        ------------

      Franklin Resources, Inc. (the "Registrant") announced on June 25, 1996 that it and its newly-formed wholly-owned subsidiary, Elmore Securities Corporation ("Elmore"), had entered into an agreement (the "Agreement") with Heine Securities Corporation ("Heine") and its chief executive officer, Michael
F. Price ("Price") to acquire certain of the assets and liabilities of Heine. A copy of the Agreement is attached as Exhibit 2. Heine, a Delaware corporation, has its principal offices in Short Hills, New Jersey and is engaged in the business of rendering investment advice and providing related services, and owns certain assets and rights used in connection with the conduct of its business. The acquisition will be consummated by the purchase by Elmore of certain of the assets of Heine (and the assumption of certain of Heine's liabilities). The base purchase price consists of a $400 million cash payment from Elmore to Heine, the delivery of 1.1 million shares (the "Shares") of the Registrant's Common Stock to Heine (which Shares have been deposited in escrow pending the closing of the acquisition), and the deposit in escrow of $150 million to be invested in shares of the Mutual Series Fund Inc. ("Mutual"), a series of funds managed by Heine, which Mutual shares will be released to Heine over a five year period with a minimum $100 million retention for the full five year period. In addition to the base purchase price, Elmore may pay Heine up to $200 million in incentive-based payments depending on Heine's performance over the next five years.

      Heine further agreed that, for the two-year period following the closing, it will not transfer the Shares except under certain circumstances and will not own more than 4.9% of the Registrant's outstanding common stock on a fully diluted basis. In addition, Heine has agreed to vote the Shares in accordance with the recommendations of the Registrant's Board of Directors, and the Registrant will grant Heine and Mr. Price certain registration rights with respect to the Shares. Mr. Price and five senior executives of Heine previously entered into employment agreements with Heine, which are being assumed by Elmore.

      Completion of the acquisition is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act, Mr. Price's employment agreement with Heine, and that of three of five other senior executives, being in full force and effect at the time of closing, as well as other customary conditions . Registrant or Heine may terminate the transaction if at least 80% of the total assets under Heine's management as of the date of the Agreement are not still under management by Heine immediately prior to the closing. A copy of the Registrant's press release related to the acquisition is attached as Exhibit 99.

      The purchase price of the acquisition will be funded through a combination of the Registrant's available cash and one or more sources of third-party financing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

      (c)   Exhibits.

      Exhibit 2   --    Agreement to Merge the Businesses of Heine Securities
                        Corporation, Elmore Securities Corporation and Franklin
                        Resources, Inc.

      Exhibit 99  --    Press Release issued on June 25, 1996 by Franklin
                        Resources, Inc.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FRANKLIN RESOURCES, INC.



Date:  June 25, 1996                By: /s/ Leslie M. Kratter
                                        --------------------------
                                         Name:  Leslie M. Kratter
                                         Title:  Vice President

                              EXHIBIT INDEX

Exhibit No.             Description
- -----------             -----------

      2     --    Agreement to Merge the Businesses of Heine Securities
                  Corporation, Elmore Securities Corporation and Franklin
                  Resources, Inc.

      99    --    Press Release issued on June 25, 1996 by Franklin Resources,
                  Inc.

NYFS08...:\60\46360\0018\5304\FRM6236M.100